Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Third Quarter 2019 Results

NASHVILLE, Tenn. (November 5, 2019) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust ("REIT") specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Results (As Compared to Third Quarter 2018):

•	Same-Store RevPAR Increased 7.9% and Same-Store Total RevPAR Increased 5.6%
•	Consolidated Net Income Available to Common Shareholders Decreased 1.1% to $22.3 Million Due Primarily to Costs Associated with Recent Refinancing
•	Consolidated Adjusted EBITDAre Increased 40.6% to $119.1 Million
•	Funds From Operations Available to Common Shareholders Increased 26.4% to $67.7 Million; Adjusted Funds From Operations Available to Common Shareholders Increased 22.9% to $78.0 Million
•	Same-Store Gross Room Night Bookings of approximately 582,000 Room Nights for All Future Years, up 26.7%
•	Increases Full Year Guidance for Same-Store RevPAR, Same-Store Total RevPAR, and Consolidated Adjusted EBITDAre; Adjusts 2019 Net Income Guidance

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We had high expectations for our results going into the quarter, and our businesses delivered against those expectations with strong topline growth compared to the third quarter of last year.

Bookings activity in our Hospitality segment during the third quarter of 2019 was strong with same-store gross advanced bookings of almost 582,000 room nights, which contributed to the highest ever forward book of business as of the end of a third quarter. While our margins were strong at our four core hotels, they were impacted by higher labor costs in some of our markets, a mix shift in food and beverage spending, and a large, one-time credit with a purchasing vendor that occurred in the third quarter of 2018 that impacted all our properties.

Our Entertainment business turned in another robust performance with continued strength from our core Nashville attractions as well as our Ole Red brand, which is steadily gaining momentum. Construction on our fourth Ole Red location in Orlando, Florida is pacing slightly ahead of schedule, and we look forward to sharing more details with you on this location and our continued expansion plans in the months ahead.

With the strong performance delivered so far in 2019, we are again increasing our guidance for same-store RevPAR, same-store Total RevPAR and also Adjusted EBITDAre for both the Hospitality and Entertainment segments. We look forward to seeing continued positive results from our investments in these businesses as we complete the fourth quarter of 2019.”

Third Quarter 2019 Results (As Compared to Third Quarter 2018):

Consolidated Results

Consolidated Results

($ in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Total Revenue	$379,787	$292,249	30.0%		$1,158,281	$914,553	26.6%

Operating Income	$56,503	$40,100	40.9%		$195,783	$162,743	20.3%
Operating Income margin	14.9%	13.7%	1.2	pt	16.9%	17.8%	-0.9	pt

Net Income available to common shareholders	$22,349	$22,591	-1.1%		$101,140	$105,476	-4.1%
Net Income available to common shareholders margin	5.9%	7.7%	-1.8	pt	8.7%	11.5%	-2.8	pt
Net Income available to common shareholders per diluted share	$0.43	$0.44	-2.3%		$1.95	$2.05	-4.9%

Adjusted EBITDAre	$119,071	$84,662	40.6%		$378,458	$280,078	35.1%
Adjusted EBITDAre margin	31.4%	29.0%	2.4	pt	32.7%	30.6%	2.1	pt
Adjusted EBITDAre, excluding noncontrolling interest	$108,076	$84,662	27.7%		$353,091	$280,078	26.1%
Adjusted EBITDAre, excluding noncontrolling interest margin	28.5%	29.0%	-0.5	pt	30.5%	30.6%	-0.1	pt

Funds From Operations (FFO) available to common shareholders	$67,728	$53,603	26.4%		$235,605	$195,504	20.5%
FFO available to common shareholders per diluted share	$1.31	$1.04	26.0%		$4.55	$3.80	19.7%

Adjusted FFO available to common shareholders	$77,950	$63,448	22.9%		$260,007	$217,096	19.8%
Adjusted FFO available to common shareholders per diluted share	$1.50	$1.23	22.0%		$5.02	$4.22	19.0%

Note: For the Company’s definitions of Operating Income margin, Net Income available to common shareholders margin, Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest, Adjusted EBITDAre, excluding noncontrolling interest margin, FFO available to common shareholders, and Adjusted FFO available to common shareholders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition,” “Adjusted FFO available to common shareholders Definition” and “Supplemental Financial Results” below.

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Hospitality Segment Results

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Hospitality Revenue	$328,257	$249,240	31.7%		$1,022,896	$806,107	26.9%
Same-Store Hospitality Revenue (1)	$263,308	$249,240	5.6%		$857,268	$806,107	6.3%

Hospitality Operating Income	$52,110	$43,334	20.3%		$190,918	$172,982	10.4%
Hospitality Operating Income margin	15.9%	17.4%	-1.5	pt	18.7%	21.5%	-2.8	pt
Hospitality Adjusted EBITDAre	$109,067	$78,009	39.8%		$356,564	$270,945	31.6%
Hospitality Adjusted EBITDAre margin	33.2%	31.3%	1.9	pt	34.9%	33.6%	1.3	pt

Same-Store Hospitality Operating Income (1)	$45,167	$43,334	4.2%		$191,521	$172,982	10.7%
Same-Store Hospitality Operating Income margin (1)	17.2%	17.4%	-0.2	pt	22.3%	21.5%	0.8	pt
Same-Store Hospitality Adjusted EBITDAre (1)	$79,630	$78,009	2.1%		$289,055	$270,945	6.7%
Same-Store Hospitality Adjusted EBITDAre margin (1)	30.2%	31.3%	-1.1	pt	33.7%	33.6%	0.1	pt

Hospitality Performance Metrics
Occupancy	77.1%	73.2%	3.9	pt	75.8%	75.3%	0.5	pt
Average Daily Rate (ADR)	$188.13	$177.97	5.7%		$196.81	$191.13	3.0%
RevPAR	$145.09	$130.27	11.4%		$149.23	$143.97	3.7%
Total RevPAR	$352.92	$314.69	12.1%		$370.61	$349.04	6.2%

Same-Store Hospitality Performance Metrics (1)
Occupancy	75.5%	73.2%	2.3	pt	76.8%	75.3%	1.5	pt
Average Daily Rate (ADR)	$186.04	$177.97	4.5%		$196.33	$191.13	2.7%
RevPAR	$140.52	$130.27	7.9%		$150.80	$143.97	4.7%
Total RevPAR	$332.45	$314.69	5.6%		$364.75	$349.04	4.5%

Gross Definite Rooms Nights Booked (1)	581,992	459,430	26.7%		1,420,010	1,575,638	-9.9%
Net Definite Rooms Nights Booked (1)	492,056	339,294	45.0%		1,115,587	1,184,587	-5.8%
Group Attrition (as % of contracted block) (1)	14.2%	12.2%	2.0	pt	13.6%	13.8%	-0.2	pt
Cancellations ITYFTY (1)(2)	8,672	7,282	19.1%		40,405	28,647	41.0%

(1)  Excludes Gaylord Rockies, which opened in December 2018.

(2)  "ITYFTY" represents In The Year For The Year.

Note: Hospitality and Same-Store Hospitality results include approximately 6,000 room nights out of service during third quarter 2019 and approximately 26,250 room nights out of service in the nine months ended 9/30/2019 related to Gaylord Opryland renovations project.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Other RevPAR, and Total RevPAR” below. Property-level results and operating metrics for third quarter 2019 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

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Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$90,185	$80,591	11.9%		$278,130	$258,251	7.7%
Operating Income	$21,021	$17,826	17.9%		$73,879	$66,551	11.0%
Operating Income margin	23.3%	22.1%	1.2	pt	26.6%	25.8%	0.8	pt
Adjusted EBITDAre	$29,934	$26,923	11.2%		$99,942	$93,273	7.1%
Adjusted EBITDAre margin	33.2%	33.4%	-0.2	pt	35.9%	36.1%	-0.2	pt

Occupancy	77.2%	72.4%	4.8	pt	77.6%	75.4%	2.2	pt
Average daily rate (ADR)	$189.97	$180.77	5.1%		$193.41	$188.41	2.7%
RevPAR	$146.66	$130.95	12.0%		$150.01	$142.00	5.6%
Total RevPAR	$339.43	$303.32	11.9%		$352.77	$327.55	7.7%

Gaylord Opryland Highlights for Third Quarter 2019 (As Compared to Third Quarter 2018):

•	Gaylord Opryland quarterly revenue increased 11.9% to $90.2 million and was positively impacted by the first full quarter of operations of the outdoor portion of SoundWaves, which helped drive a 14.6% increase in transient room nights in the third quarter of 2019 and contributed to overall occupancy growth of 480 basis points year-over-year. Total admissions to this unique water attraction exceeded 93,000 for the third quarter 2019 as regional awareness and interest in SoundWaves continues to grow.

•	RevPAR and Total RevPAR increased during the quarter by 12.0% and 11.9%, respectively, driven by new revenues generated from SoundWaves, as well as higher rates across all segments, which helped increase ADR by 5.1% in the quarter. Food and beverage revenue increased by 4.7% in the quarter; however, a mix shift to association and transient room nights resulted in higher outlet spending versus banquet catering, which weakened flow through in the quarter.

•	Operating income and Adjusted EBITDAre increased by 17.9% and 11.2%, respectively, due to a 6.6% increase in rooms nights sold, contribution from SoundWaves and higher attrition and cancellation fee collections. Results were tempered by weaker flow through on food and beverage, higher labor costs, higher utility and marketing costs associated with SoundWaves, and a large one-time credit from a purchasing vendor in the third quarter of 2018.

•	Ongoing renovation of the Magnolia wing resulted in approximately 6,000 room nights out of service during the third quarter of 2019. The renovation project is anticipated to be completed by the end of 2019 and is currently on time and on budget. We anticipate a similar number of room nights out of service in the fourth quarter of 2019 as the renovation project is completed.

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Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$40,854	$38,901	5.0%		$148,127	$147,071	0.7%
Operating Income	$2,538	$2,925	-13.2%		$28,518	$29,549	-3.5%
Operating Income margin	6.2%	7.5%	-1.3	pt	19.3%	20.1%	-0.8	pt
Adjusted EBITDAre	$8,656	$9,041	-4.3%		$46,715	$47,748	-2.2%
Adjusted EBITDAre margin	21.2%	23.2%	-2.0	pt	31.5%	32.5%	-1.0	pt

Occupancy	72.7%	72.8%	-0.1	pt	77.4%	78.6%	-1.2	pt
Average daily rate (ADR)	$161.98	$161.31	0.4%		$191.88	$187.57	2.3%
RevPAR	$117.71	$117.44	0.2%		$148.52	$147.43	0.7%
Total RevPAR	$313.61	$298.62	5.0%		$383.19	$380.45	0.7%

Gaylord Palms Highlights for Third Quarter 2019 (As Compared to Third Quarter 2018):

•	Gaylord Palms quarterly revenue increased 5.0% to $40.9 million, driven by a positive mix shift to corporate group room nights that lifted outside the room spending across both outlets and banquet catering. Food and beverage revenue increased 10.5% during the quarter, rebounding as expected from the year-over-year decline experienced at the property last quarter. Corporate group room nights sold increased 88.9% versus the prior year quarter.

•	RevPAR was relatively flat during the third quarter as the positive year-over-year mix shift in occupancy was largely offset by year-over-year changes in transient ADR. Total RevPAR increased by 5.0% as the mix shift in the quarter benefitted food and beverage spending.

•	Operating income and Adjusted EBITDAre declined 13.2% and 4.3%, respectively, during the third quarter. Flow through was challenged by higher labor costs, higher property insurance and property tax expense, and a large one-time credit from a purchasing vendor in the third quarter of 2018.

•	Forward bookings for the Gaylord Palms expansion continue to progress well and are tracking in-line with forward booking levels for the Gaylord Texan expansion during the same time period. The expansion project, which will add 303 new guest rooms and 90,000 square feet of additional meeting space, remains on time and on budget as it continues to track toward completion in the third quarter of 2021.

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Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$66,508	$62,826	5.9%		$207,873	$179,794	15.6%
Operating Income	$18,160	$17,016	6.7%		$59,801	$46,001	30.0%
Operating Income margin	27.3%	27.1%	0.2	pt	28.8%	25.6%	3.2	pt
Adjusted EBITDAre	$24,670	$23,597	4.5%		$79,700	$65,709	21.3%
Adjusted EBITDAre margin	37.1%	37.6%	-0.5	pt	38.3%	36.5%	1.8	pt

Occupancy	80.6%	76.2%	4.4	pt	78.6%	75.2%	3.4	pt
Average daily rate (ADR)	$189.64	$184.45	2.8%		$192.39	$190.99	0.7%
RevPAR	$152.94	$140.59	8.8%		$151.31	$143.68	5.3%
Total RevPAR	$398.52	$376.45	5.9%		$419.76	$395.63	6.1%

Gaylord Texan Highlights for Third Quarter 2019 (As Compared to Third Quarter 2018):

•	Gaylord Texan quarterly revenue increased 5.9% to $66.5 million, driven by a 440 basis point increase in occupancy to 80.6%. The expansion that was completed in the spring of 2018 helped drive an incremental 7,400 room nights sold in the quarter compared to the same period last year.

•	The hotel experienced a mix shift as association room nights increased by 89.7% year-over-year, offsetting modest declines in corporate and other group nights sold in the quarter. RevPAR increased 8.8% in the quarter, driven primarily by the increase in occupancy coupled with a 2.8% increase in ADR. Total RevPAR increased 5.9%.

•	Operating income and Adjusted EBITDAre increased by 6.7% and 4.5%, respectively. While higher room nights sold benefited flow through, the mix of groups led to lower banquet and catering revenue and higher outlet spending. Results were also impacted by a decline in attrition and cancellation fee collections, higher property taxes related to the expansion, and a large one-time credit from a purchasing vendor in the third quarter of 2018.

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Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$59,128	$60,303	-1.9%		$202,886	$200,746	1.1%
Operating Income	$2,457	$4,343	-43.4%		$25,735	$27,189	-5.3%
Operating Income margin	4.2%	7.2%	-3.0	pt	12.7%	13.5%	-0.8	pt
Adjusted EBITDAre	$14,697	$16,531	-11.1%		$57,000	$58,446	-2.5%
Adjusted EBITDAre margin	24.9%	27.4%	-2.5	pt	28.1%	29.1%	-1.0	pt

Occupancy	71.9%	71.9%	0.0	pt	75.1%	73.7%	1.4	pt
Average daily rate (ADR)	$198.96	$185.56	7.2%		$214.02	$204.35	4.7%
RevPAR	$143.02	$133.36	7.2%		$160.65	$150.66	6.6%
Total RevPAR	$321.99	$328.39	-1.9%		$372.33	$368.40	1.1%

Gaylord National Highlights for Third Quarter 2019 (As Compared to Third Quarter 2018):

•	Total revenue for third quarter 2019 decreased 1.9% to $59.1 million, impacted by a 11.0% decrease in food and beverage revenue during the quarter. Lower banquet revenue compared to the prior year quarter was primarily driven by a decline in corporate groups and the increase in other groups.

•	Transient ADR increased 13.8% in the third quarter compared to the prior year quarter as the property continued to shift its transient sales strategy towards higher-rated leisure customers. RevPAR increased by 7.2% in the quarter, driven by the increase in ADR across all group segments. Total RevPAR declined by 1.9% in the quarter due to lower food and beverage spending.

•	Operating income and Adjusted EBITDAre decreased 43.4% and 11.1%, respectively, driven primarily by the decline in outside the room spending, higher wage and benefit costs, and a large one-time credit from a purchasing vendor in the third quarter of 2018.

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Gaylord Rockies (1)

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% ∆	2019	2018	% ∆
Revenue	$64,949	-	-	$165,628	-	-
Operating Income/(Loss) (2)	$6,943	-	-	$(603)	-	-
Operating Income/(Loss) margin	10.7%	-	-	-0.4%	-	-
Adjusted EBITDAre (2)	$29,437	-	-	$67,509	-	-
Adjusted EBITDAre margin	45.3%	-	-	40.8%	-	-

Occupancy	86.3%	-	-	70.2%	-	-
Average daily rate (ADR)	$198.58	-	-	$199.83	-	-
RevPAR	$171.32	-	-	$140.21	-	-
Total RevPAR	$470.33	-	-	$404.19	-	-

(1)  Gaylord Rockies opened in December 2018, therefore there are no comparison figures for the 2019 periods.

(2) Operating income/(loss) and Adjusted EBITDAre for Gaylord Rockies for the 2019 periods exclude asset management fees paid to the Company during the the three months and nine months ended September 30, 2019  of $0.6 million and $1.7 million, respectively.

Reed continued, “Gaylord Rockies’ performance continues to exceed our expectations, delivering the strongest occupancy performance in the quarter across our family of Gaylord Hotels properties at 86.3%. This performance is a remarkable achievement for a hotel in its first year of operation. Gaylord Rockies benefited from our group focus, which helped drive strong food and beverage results in the quarter and contributed to quarter-over-quarter increases of 22.8% and 15.9% in RevPAR and Total RevPAR, respectively. We are looking forward to the first ICE! holiday programming at the hotel that will take place during the fourth quarter and anticipate a strong close to the year for Gaylord Rockies. The refinancing completed early in the third quarter of 2019 ensures we have the financing capability to move forward with a decision on the contemplated 300-room expansion project, which we expect to make by the end of 2019 or early 2020.”

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Entertainment Segment

For the three and nine months ended September 30, 2019 and 2018, the Company reported the following:

Entertainment Segment Results

($ in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	% ∆		2019	2018	% ∆
Revenue	$51,530	$43,009	19.8%		$135,385	$108,446	24.8%
Operating Income[1]	$14,218	$4,413	222.2%		$32,593	$14,333	127.4%
Operating Income margin	27.6%	10.3%	17.3	pt	24.1%	13.2%	10.9	pt
Adjusted EBITDAre	$17,734	$12,086	46.7%		$43,499	$27,018	61.0%
Adjusted EBITDAre margin	34.4%	28.1%	6.3	pt	32.1%	24.9%	7.2	pt

Reed continued, “Looking back at the quarter in our Entertainment segment, we would like to remind investors that we incurred a $4.5 million impairment charge in the third quarter of 2018 related to our previous investment in Opry City Stage, which was closed in December 2018. Nevertheless, our enthusiasm for the long-term growth and expansion of the Entertainment segment as a whole continues and our businesses made the most of the summer tourism season. A few weeks ago, we announced that the country music and lifestyle television network that we’ve created with Gray Television through a joint venture partnership will be called Circle. Circle will begin operating 24/7 in early 2020 across TV stations owned by Gray Television, and we expect to announce more distribution partners in the coming months. We expect the companion over-the-top (OTT) channel to be widely available in second quarter 2020. We remain enthusiastic about the opportunity Circle will create to showcase our unique country music assets to the 110 million country lifestyle consumers in the United States.”

Corporate and Other Segment

For the three and nine months ended September 30, 2019 and 2018, the Company reported the following:

Corporate and Other Segment Results

($ in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% ∆	2019	2018	% ∆
Operating Loss	$(9,825)	$(7,647)	-28.5%	$(27,728)	$(24,572)	-12.8%
Adjusted EBITDAre	$(7,730)	$(5,433)	-42.3%	$(21,605)	$(17,885)	-20.8%

Corporate and Other Segment Operating Loss and Adjusted EBITDAre for the 2019 periods include increases in administrative and employment costs associated with supporting the Company’s growth initiatives in its Hospitality and Entertainment segments.

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Dividend Update

The Company paid its third quarter 2019 cash dividend of $0.90 per share of common stock on October 15, 2019 to stockholders of record on September 30, 2019. It is the Company’s current plan to distribute total 2019 annual dividends of approximately $3.60 per share in cash in equal quarterly payments with the remaining payment occurring in January of 2020. Any future dividend is subject to the Board of Directors’ determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of September 30, 2019, the Company had total debt outstanding of $2,581.3 million, net of unamortized deferred financing costs, and unrestricted cash of $101.8 million. Total debt outstanding includes $791.5 million of Gaylord Rockies joint venture debt, net of unamortized deferred financing costs. As of September 30, 2019, $223.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued approximately $1.0 million in letters of credit, which left $476.0 million of availability for borrowing under the credit facility.

Private Senior Note Offering Successfully Completed

On September 19, 2019, the Company completed the private placement of $500 million aggregate principal amount of 4.75% senior notes due 2027. Subsequently, on October 8, 2019, the Company closed a tack-on issuance of an additional $200 million of 4.75% senior notes due 2027, issued at a premium to the principal amount. The Company used the proceeds from these offerings to purchase, pursuant to the Company’s previously announced tender offer, and redeem its $350 million 5.00% senior unsecured notes due in 2021, and to repay a portion of the outstanding indebtedness under the Company’s revolving credit facility. The new issue of 4.75% senior notes due 2027 increased the weighted average length of the Company’s debt maturities from 3.6 years to 5.5 years.

Credit Facility Successfully Refinanced

On October 31, 2019, the Company completed the repricing and extension of its $700 million revolving credit facility and Term Loan A facility.  In addition, the Company increased its Term Loan A from $200 million to $300 million, with the proceeds being used to pay down a portion of the indebtedness outstanding under its $500 million Term Loan B facility.  This financing activity took advantage of favorable market conditions to extend the earliest maturity of the Company’s outstanding secured debt by almost three years, lower its average cost of capital through a combination of an improved leverage based pricing for the revolver and Term Loan A coupled with an interest rate swap on Term Loan B to fix the interest rate on approximately $350 million of the outstanding indebtedness, and improve the opportunity

10

for long term liquidity moving forward, which the Company believes will provide it with flexibility to take advantage of strategic opportunities that may develop in the future.

Guidance

The Company is updating its outlook for 2019 based on current information as of November 5, 2019. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

($ in millions, except per share figures)

	Current Guidance		Prior Guidance		Variance to
	Full Year 2019		Full Year 2019		Prior Midpoint
	Low	High	Low	High
Same-Store Hospitality RevPAR (1)	3.5%	4.0%	3.0%	4.0%	0.3	pt
Same-Store Hospitality Total RevPAR (1)	4.0%	4.5%	3.5%	4.5%	0.3	pt

Net Income (2)	$126.9	$128.6	$130.7	$134.3	$(4.8)

Adjusted EBITDAre
Same-Store Hospitality (1)	$396.0	$404.0	$396.0	$404.0	$-
Gaylord Rockies	83.0	86.0	80.0	84.0	2.5
Hospitality (2)	$479.0	$490.0	$476.0	$488.0	$2.5

Entertainment	54.0	56.0	52.0	56.0	1.0
Corporate and Other	(29.0)	(28.0)	(29.0)	(28.0)	-
Consolidated Adjusted EBITDAre (2)	$504.0	$518.0	$499.0	$516.0	$3.5

Consolidated Adjusted EBITDAre, excl. noncontrolling interest	$472.5	$485.4	$468.7	$484.2	$2.6

Net Income available to common shareholders	$143.3	$145.0	$140.0	$150.3	$(1.0)

Funds from Operations (FFO) available to common shareholders	$319.4	$325.9	$316.1	$331.2	$(1.0)
Adjusted FFO available to common shareholders	$351.1	$360.3	$344.2	$361.3	$2.9

Diluted Income per share available to common shareholders	$2.75	$2.78	$2.69	$2.89	$(0.02)

Estimated Diluted Shares Outstanding	52.1	52.1	52.1	52.1	-

(1)	Same-Store Hospitality segment guidance excludes Gaylord Rockies results and assumes approximately 32,000 room nights out of service in 2019 due to the renovation of rooms at Gaylord Opryland. The out of service rooms are included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).
(2)	Includes fully consolidated results from Gaylord Rockies. In July 2019, the Company purchased an additional 0.9% interest in the Gaylord Rockies joint venture; as a result, the Company currently owns a 62.1% equity interest in, and is the managing member of, the Gaylord Rockies joint venture.

Note: For reconciliations of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest to Net Income and reconciliation of FFO available to common shareholders, and Adjusted FFO available to common shareholders guidance to Net Income available to common shareholders and reconciliations of segment Adjusted EBITDAre guidance to segment Operating Income, see “Reconciliations of Forward-Looking Statements,” below.

11

Reed concluded, “As we head into the final months of 2019, our business is on track to have another record year. Given the continued strong performance across our Hospitality and Entertainment segments and our expectations for the fourth quarter of this year, we are increasing our full year 2019 guidance for same-store RevPAR, same-store Total RevPAR and consolidated Adjusted EBITDAre for the second consecutive quarter. We are extremely pleased with these results and look forward to continuing this strong momentum into 2020.” The Company noted that deferred financing cost write-offs attributable to the recent successful refinancing transactions caused the decrease in the Net Income guidance range.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10:00 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. The Company is a joint venture owner of the 1,501-room Gaylord Rockies Resort & Convention Center, which is also managed by Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Other RevPAR, and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate other revenue per available room (“Other RevPAR”) for our hotels by dividing all non-room revenue (food & beverage and other ancillary services revenue) by

13

room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. Same-Store Hospitality RevPAR and Same-Store Hospitality Total RevPAR do not include the Gaylord Rockies.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue. Same-Store Operating Income Margin does not include the Gaylord Rockies.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; any transaction costs of completed acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, write-offs of deferred financing costs, (gains) losses on extinguishment of debt and any other adjustments we have identified in this release. We then exclude noncontrolling interests in joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and adjustments for certain additional items provide useful information to investors regarding our

14

operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Same-Store Hospitality Adjusted EBITDAre does not include the Gaylord Rockies.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Adjusted EBITDAre Margin by dividing consolidated segment, or property-level Adjusted EBITDAre by consolidated, segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable. Same-Store Adjusted EBITDAre Margin does not include the Gaylord Rockies.

Adjusted FFO available to common shareholders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (not including right-of-use amortization), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. The clarifications did not change our calculation of FFO available to common shareholders and Adjusted FFO available to common shareholders for any historical period. To calculate Adjusted FFO available to common shareholders, we then exclude, to the extent the following adjustments occurred during the periods presented, right-of-use asset amortization, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, transaction costs on completed acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. FFO available to common shareholders and Adjusted FFO available to common

15

shareholders (presented for 2019) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

We believe that the presentation of FFO available to common shareholders and Adjusted FFO available to common shareholders provide useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders and Adjusted FFO available to common shareholders as measures in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and a reconciliation of Net Income (loss) available to common shareholders to Adjusted FFO available to common shareholders are set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and Adjusted FFO available to common shareholders may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

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Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

17

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2019	2018	2019	2018
Revenues :
Rooms	$134,950	$103,181	$411,866	$332,490
Food and beverage	155,173	118,496	499,346	392,488
Other hotel revenue	38,134	27,563	111,684	81,129
Entertainment	51,530	43,009	135,385	108,446
Total revenues	379,787	292,249	1,158,281	914,553

Operating expenses:
Rooms	37,116	29,563	108,184	88,550
Food and beverage	88,584	67,305	270,623	211,677
Other hotel expenses	91,608	74,350	273,074	226,965
Management fees	8,388	6,558	28,543	22,323
Total hotel operating expenses	225,696	177,776	680,424	549,515
Entertainment	34,022	31,327	92,722	80,947
Corporate	9,404	7,212	26,518	23,181
Preopening costs	164	300	2,274	3,972
Impairment and other charges	-	4,540	-	4,540
Depreciation and amortization	53,998	30,994	160,560	89,655
Total operating expenses	323,284	252,149	962,498	751,810

Operating income	56,503	40,100	195,783	162,743

Interest expense, net of amounts capitalized	(35,261)	(19,220)	(100,840)	(55,574)
Interest income	2,878	2,678	8,756	8,197
Loss on extinguishment of debt	(494)	-	(494)	-
Loss from joint ventures	(308)	(985)	(475)	(2,227)
Other gains and (losses), net	1,109	1,881	857	2,085
Income before income taxes	24,427	24,454	103,587	115,224

Provision for income taxes	(3,537)	(1,863)	(13,743)	(9,748)
Net income	20,890	22,591	89,844	105,476

Net loss attributable to noncontrolling interest in consolidated joint venture	1,459	-	11,296	-
Net income available to common shareholders	$22,349	$22,591	$101,140	$105,476

Basic income per share available to common shareholders	$0.43	$0.44	$1.97	$2.06
Diluted income per share available to common shareholders	$0.43	$0.44	$1.95	$2.05

Weighted average common shares for the period:
Basic	51,444	51,325	51,411	51,281
Diluted	51,832	51,519	51,826	51,476

 RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Sep. 30,	Dec. 31,
	2019	2018
ASSETS:
Property and equipment, net of accumulated depreciation	$3,131,365	$3,149,095
Cash and cash equivalents - unrestricted	101,786	103,437
Cash and cash equivalents - restricted	57,673	45,652
Notes receivable	107,544	122,209
Trade receivables, net	83,168	67,923
Deferred income taxes, net	30,572	40,557
Prepaid expenses and other assets	101,534	78,240
Intangible assets	217,095	246,770
Total assets	$3,830,737	$3,853,883

LIABILITIES AND STOCKHOLDERS' EQUITY:
Debt and finance lease obligations	$2,581,312	$2,441,895
Accounts payable and accrued liabilities	258,045	274,890
Dividends payable	47,303	45,019
Deferred management rights proceeds	176,105	174,026
Operating lease liabilities	105,864	-
Other liabilities	71,278	161,043
Noncontrolling interest in consolidated joint venture	279,352	287,433
Stockholders' equity	311,478	469,577
Total liabilities and stockholders' equity	$3,830,737	$3,853,883

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$379,787		$292,249		$1,158,281		$914,553
Net income	$20,890	5.5%	$22,591	7.7%	$89,844	7.8%	$105,476	11.5%
Interest expense, net	32,383		16,542		92,084		47,377
Provision for income taxes	3,537		1,863		13,743		9,748
Depreciation & amortization	53,998		30,994		160,560		89,655
(Gain) loss on disposal of assets	-		(33)		5		116
Pro rata EBITDAre from unconsolidated joint ventures	(6)		(5)		(8)		305
EBITDAre	110,802	29.2%	71,952	24.6%	356,228	30.8%	252,677	27.6%
Preopening costs	164		300		2,274		3,972
Non-cash ground lease expense	1,249		1,379		3,721		3,913
Equity-based compensation expense	1,901		1,895		5,862		5,824
Pension settlement charge	1,577		1,004		1,577		1,004
Impairment charges	-		4,540		-		4,540
Interest income on Gaylord National & Gaylord Rockies bonds	2,515		2,615		7,764		7,928
Loss on extinguishment of debt	494		-		494		-
Transaction costs on completed acquisitions	55		-		55		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	314		977		483		220
Adjusted EBITDAre	$119,071	31.4%	$84,662	29.0%	$378,458	32.7%	$280,078	30.6%
Adjusted EBITDAre of noncontrolling interest	(10,995)		-		(25,367)		-
Adjusted EBITDAre, excluding noncontrolling interest	$108,076	28.5%	$84,662	29.0%	$353,091	30.5%	$280,078	30.6%

Hospitality segment
Revenue	$328,257		$249,240		$1,022,896		$806,107
Operating income	$52,110	15.9%	$43,334	17.4%	$190,918	18.7%	$172,982	21.5%
Depreciation & amortization	50,445		27,946		150,909		81,379
Preopening costs	6		184		645		2,231
Non-cash lease expense	1,168		1,248		3,505		3,743
Interest income on Gaylord National & Gaylord Rockies bonds	2,515		2,615		7,764		7,928
Transaction costs on completed acquisitions	55		-		55		-
Other gains and (losses), net	2,768		2,682		2,768		2,682
Adjusted EBITDAre	$109,067	33.2%	$78,009	31.3%	$356,564	34.9%	$270,945	33.6%

Same-Store Hospitality segment (1)
Revenue	$263,308		$249,240		$857,268		$806,107
Operating income	$45,167	17.2%	$43,334	17.4%	$191,521	22.3%	$172,982	21.5%
Depreciation & amortization	27,957		27,946		83,495		81,379
Preopening costs	-		184		55		2,231
Non-cash lease expense	1,168		1,248		3,505		3,743
Interest income on Gaylord National bonds	2,515		2,615		7,656		7,928
Transaction costs on completed acquisitions	55		-		55		-
Other gains and (losses), net	2,768		2,682		2,768		2,682
Adjusted EBITDAre	$79,630	30.2%	$78,009	31.3%	$289,055	33.7%	$270,945	33.6%

Entertainment segment
Revenue	$51,530		$43,009		$135,385		$108,446
Operating income	$14,218	27.6%	$4,413	10.3%	$32,593	24.1%	$14,333	13.2%
Depreciation & amortization	3,132		2,613		8,441		6,885
Preopening costs	158		116		1,629		1,741
Non-cash lease expense	81		131		216		170
Equity-based compensation	145		286		620		1,051
Impairment charges	-		4,540		-		4,540
Pro rata adjusted EBITDAre from unconsolidated joint ventures	-		(13)		-		(1,702)
Adjusted EBITDAre	$17,734	34.4%	$12,086	28.1%	$43,499	32.1%	$27,018	24.9%

Corporate and Other segment
Operating loss	$(9,825)		$(7,647)		$(27,728)		$(24,572)
Depreciation & amortization	421		435		1,210		1,391
Loss on disposal of assets	(2,153)		(834)		(2,400)		(481)
Equity-based compensation	1,756		1,609		5,242		4,773
Pension settlement charge	1,577		1,004		1,577		1,004
Loss on extinguishment of debt	494		-		494		-
Adjusted EBITDAre	$(7,730)		$(5,433)		$(21,605)		$(17,885)

(1) Same-Store Hospitality segment excludes Gaylord Rockies, which opened in December 2018.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2019	2018	2019	2018
Consolidated
Net income	$20,890	$22,591	$89,844	$105,476
Noncontrolling interest	1,459	-	11,296	-
Net income available to common shareholders	22,349	22,591	101,140	105,476
Depreciation & amortization	53,955	30,994	160,440	89,655
Adjustments for noncontrolling interest	(8,576)	-	(25,975)	-
Pro rata adjustments from joint ventures	-	18	-	373
FFO available to common shareholders	67,728	53,603	235,605	195,504

Right-of-use asset amortization	43	-	120	-
Non-cash lease expense	1,249	1,379	3,721	3,913
Pension settlement charge	1,577	1,004	1,577	1,004
Impairment charges	-	4,540	-	4,540
Pro rata adjustments from joint ventures	-	-	-	(2,729)
Loss on other assets	-	-	-	80
Write-off of deferred financing costs	2,833	-	2,833	1,956
Amortization of deferred financing costs	1,939	1,396	5,805	4,237
Loss on extinguishment of debt	494	-	494	-
Adjustments for noncontrolling interest	(646)	-	(1,068)	-
Transaction costs on completed acquisitions	55	-	55	-
Deferred tax expense	2,678	1,526	10,865	8,591
Adjusted FFO available to common shareholders	$77,950	$63,448	$260,007	$217,096
Capital expenditures (1)	(18,452)	(14,882)	(52,451)	(46,020)
Adjusted FFO available to common shareholders (ex. maintenance capex)	$59,498	$48,566	$207,556	$171,076

Basic net income per share	$0.43	$0.44	$1.97	$2.06
Fully diluted net income per share	$0.43	$0.44	$1.95	$2.05

FFO available to common shareholders per basic share	$1.32	$1.04	$4.58	$3.81
Adjusted FFO available to common shareholders per basic share	$1.52	$1.24	$5.06	$4.23

FFO available to common shareholders per diluted share	$1.31	$1.04	$4.55	$3.80
Adjusted FFO available to common shareholders per diluted share	$1.50	$1.23	$5.02	$4.22

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$328,257		$249,240		$1,022,896		$806,107
Operating Income	$52,110	15.9%	$43,334	17.4%	$190,918	18.7%	$172,982	21.5%
Depreciation & amortization	50,445		27,946		150,909		81,379
Preopening costs	6		184		645		2,231
Non-cash lease expense	1,168		1,248		3,505		3,743
Interest income on Gaylord National and Gaylord Rockies bonds	2,515		2,615		7,764		7,928
Transaction costs on completed acquisitions	55		-		55		-
Other gains and (losses), net	2,768		2,682		2,768		2,682
Adjusted EBITDAre	$109,067	33.2%	$78,009	31.3%	$356,564	34.9%	$270,945	33.6%

Occupancy	77.1%		73.2%		75.8%		75.3%
Average daily rate (ADR)	$188.13		$177.97		$196.81		$191.13
RevPAR	$145.09		$130.27		$149.23		$143.97
OtherPAR	$207.83		$184.42		$221.38		$205.07
Total RevPAR	$352.92		$314.69		$370.61		$349.04

Same-Store Hospitality segment (1)
Revenue	$263,308		$249,240		$857,268		$806,107
Operating Income	$45,167	17.2%	$43,334	17.4%	$191,521	22.3%	$172,982	21.5%
Depreciation & amortization	27,957		27,946		83,495		81,379
Preopening costs	-		184		55		2,231
Non-cash lease expense	1,168		1,248		3,505		3,743
Interest income on Gaylord National bonds	2,515		2,615		7,656		7,928
Transaction costs on completed acquisitions	55		-		55		-
Other gains and (losses), net	2,768		2,682		2,768		2,682
Adjusted EBITDAre	$79,630	30.2%	$78,009	31.3%	$289,055	33.7%	$270,945	33.6%

Occupancy	75.5%		73.2%		76.8%		75.3%
Average daily rate (ADR)	$186.04		$177.97		$196.33		$191.13
RevPAR	$140.52		$130.27		$150.80		$143.97
OtherPAR	$191.93		$184.42		$213.95		$205.07
Total RevPAR	$332.45		$314.69		$364.75		$349.04

Gaylord Opryland
Revenue	$90,185		$80,591		$278,130		$258,251
Operating Income	$21,021	23.3%	$17,826	22.1%	$73,879	26.6%	$66,551	25.8%
Depreciation & amortization	8,913		8,913		26,008		26,450
Preopening costs	-		184		55		272
Adjusted EBITDAre	$29,934	33.2%	$26,923	33.4%	$99,942	35.9%	$93,273	36.1%

Occupancy	77.2%		72.4%		77.6%		75.4%
Average daily rate (ADR)	$189.97		$180.77		$193.41		$188.41
RevPAR	$146.66		$130.95		$150.01		$142.00
OtherPAR	$192.77		$172.37		$202.76		$185.55
Total RevPAR	$339.43		$303.32		$352.77		$327.55

Gaylord Palms
Revenue	$40,854		$38,901		$148,127		$147,071
Operating Income	$2,538	6.2%	$2,925	7.5%	$28,518	19.3%	$29,549	20.1%
Depreciation & amortization	4,950		4,868		14,692		14,456
Non-cash lease expense	1,168		1,248		3,505		3,743
Adjusted EBITDAre	$8,656	21.2%	$9,041	23.2%	$46,715	31.5%	$47,748	32.5%

Occupancy	72.7%		72.8%		77.4%		78.6%
Average daily rate (ADR)	$161.98		$161.31		$191.88		$187.57
RevPAR	$117.71		$117.44		$148.52		$147.43
OtherPAR	$195.90		$181.18		$234.67		$233.02
Total RevPAR	$313.61		$298.62		$383.19		$380.45

Gaylord Texan
Revenue	$66,508		$62,826		$207,873		$179,794
Operating Income	$18,160	27.3%	$17,016	27.1%	$59,801	28.8%	$46,001	25.6%
Depreciation & amortization	6,510		6,581		19,899		17,749
Preopening costs	-		-		-		1,959
Adjusted EBITDAre	$24,670	37.1%	$23,597	37.6%	$79,700	38.3%	$65,709	36.5%

Occupancy	80.6%		76.2%		78.6%		75.2%
Average daily rate (ADR)	$189.64		$184.45		$192.39		$190.99
RevPAR	$152.94		$140.59		$151.31		$143.68
OtherPAR	$245.58		$235.86		$268.45		$251.95
Total RevPAR	$398.52		$376.45		$419.76		$395.63

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2019		2018		2019		2018
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$59,128		$60,303		$202,886		$200,746
Operating Income	$2,457	4.2%	$4,343	7.2%	$25,735	12.7%	$27,189	13.5%
Depreciation & amortization	6,957		6,891		20,841		20,647
Interest income on Gaylord National bonds	2,515		2,615		7,656		7,928
Other gains and (losses), net	2,768		2,682		2,768		2,682
Adjusted EBITDAre	$14,697	24.9%	$16,531	27.4%	$57,000	28.1%	$58,446	29.1%

Occupancy	71.9%		71.9%		75.1%		73.7%
Average daily rate (ADR)	$198.96		$185.56		$214.02		$204.35
RevPAR	$143.02		$133.36		$160.65		$150.66
OtherPAR	$178.97		$195.03		$211.68		$217.74
Total RevPAR	$321.99		$328.39		$372.33		$368.40

Gaylord Rockies
Revenue	$64,949		$-		$165,628		$-
Operating Income (Loss) (2)	$6,943	10.7%	$-		$(603)	-0.4%	$-
Depreciation & amortization	22,488		-		67,414		-
Preopening costs	6		-		590		-
Interest income on Gaylord Rockies bonds	-		-		108		-
Adjusted EBITDAre (2)	$29,437	45.3%	$-		$67,509	40.8%	$-

Occupancy	86.3%		n/a		70.2%		n/a
Average daily rate (ADR)	$198.58		n/a		$199.83		n/a
RevPAR	$171.32		n/a		$140.21		n/a
OtherPAR	$299.01		n/a		$263.98		n/a
Total RevPAR	$470.33		n/a		$404.19		n/a

The AC Hotel at National Harbor
Revenue	$2,882		$2,496		$8,631		$8,378
Operating Income	$264	9.2%	$132	5.3%	$1,331	15.4%	$1,341	16.0%
Depreciation & amortization	334		328		1,003		983
Adjusted EBITDAre	$598	20.7%	$460	18.4%	$2,334	27.0%	$2,324	27.7%

Occupancy	74.5%		67.6%		70.8%		69.0%
Average daily rate (ADR)	$192.99		$180.05		$205.22		$201.37
RevPAR	$143.70		$121.74		$145.38		$138.86
OtherPAR	$19.47		$19.54		$19.29		$20.97
Total RevPAR	$163.17		$141.28		$164.67		$159.83

The Inn at Opryland (3)
Revenue	$3,751		$4,123		$11,621		$11,867
Operating Income	$727	19.4%	$1,092	26.5%	$2,257	19.4%	$2,351	19.8%
Depreciation & amortization	293		365		1,052		1,094
Transaction costs on completed acquisitions	55		-		55		-
Adjusted EBITDAre	$1,075	28.7%	$1,457	35.3%	$3,364	28.9%	$3,445	29.0%

Occupancy	66.9%		76.6%		71.1%		74.6%
Average daily rate (ADR)	$142.78		$139.94		$146.79		$143.71
RevPAR	$95.59		$107.14		$104.42		$107.26
OtherPAR	$38.95		$40.81		$36.05		$36.19
Total RevPAR	$134.54		$147.95		$140.47		$143.45

(1) Same-Store Hospitality segment excludes Gaylord Rockies

(2) Operating income and Adjusted EBITDAre for Gaylord Rockies for the 2019 periods exclude asset management fees paid to RHP of $0.6 million and $1.7 million, respectively.

(3) Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("Adjusted EBITDAre") and Adjusted Funds From Operations ("AFFO") reconciliation:

	GUIDANCE RANGE
	FOR FULL YEAR 2019
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$126,850	$128,550
Provision (benefit) for income taxes	19,000	21,000
Interest expense	120,000	123,000
Depreciation and amortization	210,800	216,400
EBITDAre	476,650	488,950
Preopening expense	2,350	2,550
Non-cash lease expense	4,800	5,000
Equity based compensation	7,600	8,500
Pension settlement charge, Other	2,000	2,000
Interest income on bonds	10,200	10,500
(Gain) / loss on extinguishment of debt	400	500
Consolidated Adjusted EBITDAre	$504,000	$518,000
Adjusted EBITDAre of noncontrolling interest	(31,457)	(32,594)
Consolidated Adjusted EBITDAre,excluding noncontrolling interest	$472,543	$485,406
Same-Store Hospitality Segment

Operating Income	$270,500	$275,900
Depreciation and amortization	108,000	110,000
Non-cash lease expense	4,800	5,000
Preopening expense	100	100
Other gains and (losses), net	2,600	2,800
Interest income on bonds	10,000	10,200
Adjusted EBITDAre	$396,000	$404,000
Gaylord Rockies

Operating Loss	$(7,250)	$(6,350)
Depreciation and amortization	89,500	91,500
Preopening expense	550	550
Interest income on bonds	200	300
Adjusted EBITDAre	$83,000	$86,000
Entertainment Segment

Operating Income	$40,500	$41,100
Depreciation and amortization	11,000	12,000
Preopening expense	1,700	1,900
Equity based compensation	800	1,000
Adjusted EBITDAre	$54,000	$56,000
Corporate and Other Segment

Operating Loss	$(38,100)	$(37,400)
Depreciation and amortization	2,300	2,900
Equity based compensation	6,800	7,500
Pension settlement charge, Other	2,000	2,000
Other gains and (losses), net	(2,000)	(3,000)
Adjusted EBITDAre	$(29,000)	$(28,000)
Ryman Hospitality Properties, Inc.

Net income available to common shareholders	$143,290	$144,990
Depreciation & amortization	210,800	216,400
Noncontrolling interest FFO adjustments	(34,700)	(35,500)
Funds from Operations (FFO) available to common shareholders	319,390	325,890
Noncontrolling interest AFFO adjustments	(1,500)	(1,000)
Non-cash lease expense	4,800	5,000
Amortization of DFC	7,200	8,200
Write-Off of Deferred Financing Costs	2,800	3,200
Deferred tax expense (benefit)	16,000	16,500
Pension settlement charge	2,000	2,000
(Gain) / loss on extinguishment of debt	400	500
Adjusted FFO available to common shareholders	$351,090	$360,290